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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


1.       Legends in Concert, Inc., a Nevada corporation
2.       On Stage Marketing, Inc., a Nevada corporation
3.       Interactive Events, Inc., a Georgia corporation
4.       Fort Liberty, Inc., a Nevada corporation
5.       Wild Bill's California, Inc., a Nevada corporation
6.       Blazing Pianos, Inc., a Nevada corporation
7.       King Henry's, Inc., a Nevada corporation
8.       On Stage Theaters, Inc., a Nevada corporation*
9.       On Stage Theatres Canada, Inc., an Ontario limited liability company
10.      On Stage Productions, Inc., a Nevada corporation
11.      On Stage Casino Entertainment Inc., a Nevada corporation
12.      On Stage Events, Inc., a Nevada corporation
13.      On Stage Theaters North Myrtle Beach, Inc., a Nevada corporation
14.      On Stage Theaters Surfside Beach, Inc., a Nevada corporation


* On Stage Theaters, Inc. does business as On Stage Dinner Theaters, Inc. in California.